                                                                      Exhibit 11
                   COMPUTATION OF EARNINGS PER COMMON SHARE
          (Dollars and shares in thousands except per share amounts)

                                                                                  SECOND QUARTER               YEAR-TO-DATE
                                                                               Thirteen Weeks Ended       Twenty-six Weeks Ended
                                                                                 July       June            July          June
                                                                               1, 1995    25, 1994        1, 1995       25, 1994
                                                                              ---------- -----------    ------------  ------------
PRIMARY EARNINGS PER COMMON SHARE

  NET EARNINGS APPLICABLE TO COMMON STOCK
              Net earnings                                                  $     9,547       6,594          18,643         4,096
              ESOP dividend requirements
                Preferred stock dividends declared                                 (608)       (639)         (1,218)       (1,286)
                Tax benefit on dividends-unallocated shares                         114         136             234           281
                                                                              ---------- -----------    ------------  ------------
              Net earnings applicable to common stock                       $     9,053       6,091          17,659         3,091
                                                                              ---------- -----------    ------------  ------------

  WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND EQUIVALENTS OUTSTANDING
             Weighted average number of common shares outstanding                14,677      14,560          14,666        14,548
             Common stock equivalents:
               Stock options, assuming exercised at average market price            181         135             139           173
                                                                              ---------- -----------    ------------  ------------
             Weighted average number of common shares and equivalents
             outstanding                                                         14,858      14,695          14,805        14,721
                                                                              ---------- -----------    ------------  ------------

  PRIMARY EARNINGS PER COMMON SHARE                                         $      0.61        0.41            1.19          0.21
                                                                              ========== ===========    ============  ============

                                                                                  SECOND QUARTER               YEAR-TO-DATE
                                                                               Thirteen Weeks Ended       Twenty-six Weeks Ended
                                                                                 July       June            July          June
                                                                               1, 1995    25, 1994        1, 1995      25, 1994
                                                                              ---------- -----------    ------------  ------------
FULLY DILUTED EARNINGS PER COMMON SHARE

  NET EARNINGS APPLICABLE TO COMMON STOCK
               Net earnings                                                 $     9,547       6,594          18,643         4,096
               Incremental cash contribution to the ESOP assuming
                  conversion of preferred stock to common                          (228)       (240)           (457)         (482)
               Tax benefit on the incremental cash contribution                      80          84             160           169
                                                                              ---------- -----------    ------------  ------------
  Net earnings applicable to common stock                                   $     9,399       6,438           18,346        3,783
                                                                              ---------- -----------    ------------  ------------

   WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND EQUIVALENTS OUTSTANDING
               Weighted average number of common shares outstanding              14,677      14,560           14,666       14,548
               Common stock equivalents:
                 Stock options, assuming exercised at greater of ending or
                  average market price                                              181         135              161          173
                 Series B ESOP preferred stock                                    1,522       1,606            1,525        1,613
                                                                              ---------- -----------    ------------  ------------
               Weighted average number of common shares and equivalents
               outstanding                                                       16,380      16,301           16,352       16,334
                                                                              ---------- -----------    ------------  ------------

  FULLY DILUTED EARNINGS PER COMMON SHARE                                    $     0.57        0.39             1.12         0.21*
                                                                              ========== ===========    ============  ============

* Calculation results in an improvement over primary earnings per share. As a result, fully diluted earnings per share equals primary earnings per share.